EXHIBIT 2

                                          CONSENT OF HOGE, EVANS, HOLMES,
                                             CARTER & LEDBETTER, PLLC,
                                          ATTORNEYS AND COUNSELORS AT LAW



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                  HOGE, EVANS, HOLMES, CARTER & LEDBETTER, PLLC
                            ATTORNEYS AND COUNSELORS
                                  HAMPTON COURT
                                    SUITE 600
                                  4311 OAKLAWN
                               DALLAS, TEXAS 75219



    Steven B. Holmes
             Licensed In                               TELEPHONE (214) 765-6000
        Texas and Oklahoma
TELECOPIER (214) 765-6020
                                                  E-MAIL SHOLMES@LEGALTEXAS.COM



                                                       February 5, 1999


      Board of Directors
      American Communications Enterprises, Inc.
      7103 Pine Bluffs Trail
      Austin, Texas 78729


               Re:     American Communications Enterprises, Inc.
                       Registration Statement on Form SB-2

      Gentlemen:

               We have been retained by American Communications Enterprises, Inc. (the "Company") in connection with the Registration Statement (the "Registration Statement") on Form SB-2, to be filed by the Company with the Securities and Exchange Commission relating to the offering of securities of the Company. You have requested that we render our opinion as to whether or not the securities proposed to be issued on terms set forth in the Registration Statement will be validly issued, fully paid, and nonassessable.

               In connection with the request, we have examined the following:

               1.      Articles of Incorporation of the Company;

               2.      Bylaws of the Company;

               3.      The Registration Statement; and

               4. Unanimous consent resolutions of the Company's Board of Directors.

               We have examined such other corporate records and documents and have made such other examinations as we have deemed relevant.





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      HOGE, EVANS, HOLMES, CARTER & LEDBETTER, PLLC


      Board of Directors
      February 5, 1999
      Page 2


               Based on the above examination, we are of the opinion that the securities of the Company to be issued pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, and fully paid, and non-assessable under the corporate laws of the State of Nevada.

               We consent to our name being used in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.


                                                      Sincerely,
                                                      HOGE, EVANS,  HOLMES,
                                                      CARTER & LEDBETTER PLLC



                                                      Steven B. Holmes


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